UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January 15, 2010

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

1000 Riverside Avenue, Suite 800 Jacksonville, Florida 32204
(Address of Principal Executive Offices)
(904) 354-2482
(Registrant’s Telephone Number, Including Area Code)
www.fpic.com

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 15, 2010, the registrant issued a press release announcing that the Board of Directors of the registrant has declared a three-for-two stock split to be effected in the form of a 50% stock dividend consisting of authorized but unissued shares of the registrant’s common stock, par value $0.10 per share.  The stock dividend will be distributed on March 8, 2010 to stockholders of record as of the close of business on February 8, 2010, on the basis of one-half share of the registrant’s common stock distributable for every one share of the registrant’s common stock issued and outstanding.  Fractional shares will be settled in cash based on the average of the high and low sale prices for the registrant’s common stock reported on the Nasdaq Stock Market on the record date.  The full text of the registrant’ press release announcing such action is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description of Exhibit
	99.1	FPIC Insurance Group, Inc. Press Release dated January 15, 2010

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPIC Insurance Group, Inc.

January 15, 2010	By:	/s/ Charles Divita, III
Charles Divita, III Chief Financial Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibit
99.1	FPIC Insurance Group, Inc. Press Release dated January 15, 2010